Exhibit 24
POWER OF ATTORNEY WITH RESPECT TO
ANNUAL REPORT OF FORD MOTOR COMPANY ON
FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2022

Each of the undersigned, a director of Ford Motor Company (“Ford”), appoints each of S. P. Croley, C. A. O’Callaghan, J. E. Osgood, and D. J. Witten his or her true and lawful attorney and agent to do any and all acts and things and execute any and all instruments which the attorney and agent may deem necessary or advisable in order to enable Ford to comply with the Securities Exchange Act of 1934, and any requirements of the Securities and Exchange Commission, in connection with the filing of Ford’s Annual Report on Form 10-K for the year ended December 31, 2022 and any and all amendments thereto, as authorized at a meeting of the Board of Directors of Ford duly called and held on January 31, 2023 including, but not limited to, power and authority to sign his or her name (whether on behalf of Ford, or as a director or officer of Ford, or by attesting the seal of Ford, or otherwise) to such instruments and to such Annual Report and any amendments thereto, and to file them with the Securities and Exchange Commission.  Each of the undersigned ratifies and confirms all that any of the attorneys and agents shall do or cause to be done by virtue hereof.  Any one of the attorneys and agents shall have, and may exercise, all the powers conferred by this instrument. Each of the undersigned has signed his or her name as of the 2nd day of February, 2023:

/s/ Kimberly A. Casiano	/s/ John C. May II
(Kimberly A. Casiano)	(John C. May II)

/s/ Alexandra Ford English	/s/ Beth E. Mooney
(Alexandra Ford English)	(Beth E. Mooney)

/s/ Henry Ford III	/s/ Lynn Vojvodich Radakovich
(Henry Ford III)	(Lynn Vojvodich Radakovich)

/s/ William W. Helman IV	/s/ John L. Thornton
(William W. Helman IV)	(John L. Thornton)

/s/ Jon M. Huntsman, Jr.	/s/ John B. Veihmeyer
(Jon M. Huntsman, Jr.)	(John B. Veihmeyer)

/s/ William E. Kennard	/s/ John S. Weinberg
(William E. Kennard)	(John S. Weinberg)